Exhibit 10.8

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made and entered into this 6th day of December, 2012 between RHINO GP LLC (“Employer”) and David G. Zatezalo (“Employee”).

RECITALS:

A.            Employer and Employee entered into an Employment Agreement dated March 31, 2010 (the “Employment Agreement”).

B.            The parties now desire to amend the Agreement to extend Employee’s term of employment and increase the “Base Salary” (as defined in the Employment Agreement).

Now, therefore, in consideration of the foregoing, Employer and Employee hereby agree as follows:

1.             Section 1 of the Employment Agreement shall be amended to provide that the “Employment Term” as defined in the Employment Agreement ends on December 31, 2013.

2.             Section 3 of the Employment Agreement shall be amended to increase Base Salary from $520,000 to $540,000 for the calendar year 2013.

3.             In consideration of this Amendment, Employer agrees to pay to Employee a $45,000 signing bonus, due upon execution hereof.

4.             Except as modified by this Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Employer:	RHINO GP LLC

/s/ Mark Zand
By: Mark Zand, Chairman

Employee:	/s/ David G. Zatezalo
David G. Zatezalo